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                                                                    Exhibit 21.0

                            Schedule of Subsidiaries

                                                     Jurisdiction of
Name                                            Incorporation or Formation
----                                            --------------------------

FTI Applied Sciences (Annapolis), L.L.C.             Maryland
FTI Corporate Recovery, Inc.                         Maryland
FTI Merger & Acquisition Advisors, L.L.C.            Maryland
FTI Litigation Consulting, L.L.C.                    Maryland
Kahn Consulting, Inc.                                New York
KCI Management, Inc.                                 New York
Klick, Kent & Allen, Inc.                            Virginia
**L.W.G., Inc.                                       Illinois
Policano & Manzo, L.L.C.                             New Jersey
**RestorTek, Inc.                                    Illinois
S.E.A., Inc.                                         Ohio
Technology & Financial Consulting, Inc.              Texas
Teklicon, Inc.                                       California

L.W.G, Inc. and RestorTek, Inc. were sold on January 27, 2003.